UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 2, 2013

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On December 2, 2013, Timberline Resources Corporation (the “Registrant”) entered into an addendum, dated effective November 22, 2013, to a confidentiality agreement (“Addendum”) with RockStar Resources, Inc. (“RockStar”), a private Idaho corporation. Pursuant to the Addendum the Registrant granted RockStar a no-shop/exclusivity right valid through February 28, 2014 (“Exclusivity Period”).  Under the no-shop/exclusivity right the Registrant has agreed not to (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a person or group of persons other than RockStar and its affiliates that may constitute, or could reasonably be expected to lead to, an Alternative Transaction (as defined in the addendum); (ii) enter into or participate in any discussions or negotiations with any person or group of persons other than RockStar and its affiliates regarding an Alternative Transaction ; or (iii) furnish any non-public information relating to Timberline or any of its subsidiaries, assets or  businesses,  or  afford  access to  the assets, business, properties, books or records of the Company or any of its subsidiaries to any person or group of persons other than RockStar and its Agents, in all cases for the purpose of assisting with or facilitating an Alternative  Transaction; or (v) enter into an Alternative Transaction or any agreement, arrangement or understanding , including, without limitation, any letter of intent, term sheet or other similar document, relating to an Alternative  Transaction.

The Registrant and RockStar will negotiate in good faith the terms of a transaction involving stock or assets of the Registrant and, if and when the parties agree on such terms, provide the Registrant a written offer in the form of a binding Memorandum of Agreement (“MOA”) setting forth the agreed upon terms for the transaction.  In such terms, there shall be included a commitment to purchase US$1 million in shares of common stock of the Registrant, which purchase amount shall be credited to the definitive terms contained within the MOA.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Addendum as described in Item 1.01, upon approval of the NYSE MKT, the Registrant will issue 3,750,000 shares of common stock to RockStar on a private basis, in exchange for $750,000.  The shares of common stock will be issued in three instalments of 1,250,000 each in exchange for $250,000 on or before December 31, 2013, January, 31, 2014 and February 28, 2014, respectively. The shares of common stock will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) of the Securities Act in reliance on the representations of Knight.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, Craig Crowell, the Chief Accounting Officer (“CAO”) and Corporate Secretary of the Registrant, resigned his position as CAO and Corporate Secretary effective December 31, 2013.   Mr. Crowell’s duties will transition to the Registrant’s Chief Financial Officer, Randal Hardy, on an interim basis.

Item 7.01  Regulation FD Disclosure.

On December 5, 2013, the Company issued a press release entitled “Timberline Secures Funding Commitment, Enters into Exclusivity Agreement”.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Exhibits

Exhibit	Description
10.1	Addendum to a Confidentiality Agreement, effective November 22, 2013, dated December 2, 2013
99.1	Press Release, dated December 5, 2013*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: December 6, 2013	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director